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                                                                   EXHIBIT 10.45

                         EMPLOYEE STOCK OPTION AGREEMENT
                        UNDER THE GRANT GEOPHYSICAL, INC.
                   1997 EQUITY AND PERFORMANCE INCENTIVE PLAN

         THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into effective as of March 31, 2003 by and between Grant Geophysical, Inc., a Delaware corporation (the "Company"), and James Devine ("Optionee"). Any capitalized terms included herein and not otherwise defined shall have the meanings provided in the Grant Geophysical, Inc. 1997 Equity and Performance Incentive Plan (as amended from time to time, the "Plan").

         WHEREAS, in recognition of his service as a consultant to Solid State Geophysical, Inc. ("Solid State"), a wholly owned subsidiary of the Company, pursuant to that certain Consulting Agreement (the "Consulting Agreement"), dated January 1, 2001, by and among Solid State, Crossbay Ventures Ltd. and Optionee, the Company desires to grant Optionee an option to purchase 400,000 shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"), in accordance with the Plan.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, it is agreed by and between the parties as follows:

                                       I.
                                 Grant of Option

         The Company hereby grants to Optionee, effective as of the date hereof (the "Date of Grant"), the right, privilege and option to purchase 400,000 shares of Common Stock (the "Option") at an exercise price of $2.00 per share (the "Exercise Price"). The Option shall be exercisable at the times specified in Section II below. The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

                                       II.
                                Time of Exercise

         2.1 Subject to the further provisions of this Agreement, on or after the Date of Grant, the Optionee shall be entitled to exercise all or any portion of the Option at any time.

         2.2 The Option shall expire and may not be exercised later than 10 years after the Date of Grant.

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                                      III.
                          Method of Exercise of Option

         3.1 Optionee may exercise all or any portion of the Option, by delivering to the Company a signed written notice of his intention to exercise the Option, specifying therein the number of shares of Common Stock to be purchased, coupled with payment of the Exercise Price multiplied by the number of shares of Common Stock to be purchased (the "Purchase Price"). Upon receiving such notice and after the Company has received full payment of the Purchase Price, the Company shall cause to be issued to Optionee a stock certificate for the number of shares of Common Stock being acquired. The Optionee shall not have any rights as a stockholder until the stock certificate representing the Option shares is issued to him.

         3.2 The Exercise Price shall be paid in cash or by check acceptable to the Company.

                                       IV.
                                 Binding Effect

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                       V.
                               Non-Transferability

         The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process.

                                       VI.
                             Inconsistent Provisions

         The Option granted hereby is subject to the provisions of the Plan in effect on the date hereof and as it may be amended from time to time hereafter. In the event any provision of this Agreement conflicts with a provision of the Plan, the provisions of the Plan shall control.

                                      VII.
                              Lack of Registration
                                       and
                         Public Market for Common Stock

         7.1 There is no guarantee that a public market for the Company's Common Stock will ever develop. Shares received upon exercise of the Option may only be sold following registration under applicable securities laws or pursuant to an exemption from registration.

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         7.2     The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision in this Agreement, the Option shall not be exercisable if, in the opinion of counsel to the Company, the exercise thereof would result in violation of any such law.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                               GRANT GEOPHYSICAL, INC.

                                               By:      /s/ RICHARD F. MILES
                                                   -----------------------------
                                                            Richard Miles
                                                              President

                                                        /s/ JAMES DEVINE
                                               ---------------------------------
                                                            James Devine
                                                              Optionee

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